Exhibit 99.1

Civista Bancshares, Inc. Announces Second Quarter 2016 Earnings

Sandusky, Ohio, July 22, 2016 /PRNewswire/ – Civista Bancshares, Inc. (NASDAQ:CIVB) (“Civista”) reported net income attributable to common shareholders of $4.8 million, or $0.47 per diluted share, for the second quarter of 2016, compared with $2.7 million, or $0.29 per diluted share, for the prior year period. For the six-month period ended June 30, 2016, Civista reported net income available to common shareholders of $9.1 million or $0.91 per diluted share, compared to $5.5 million, or $0.58 per diluted share, in the same period of 2015. During the second quarter of 2016, Civista received a payoff on a non-performing loan which resulted in a negative provision of $1.3 million and additional interest income of $920 thousand, or approximately $1.5 million after tax or approximately $0.13 per diluted share for both the quarter and six months ended June 30, 2016. Without this transaction, the diluted earnings per share for the second quarter of 2016 would have been $0.34 and $0.77 for the six months ended June 30, 2016.

“During the second quarter we were successful at growing loans 2.7%. That growth coupled with the payoff of the aforementioned non-performing loan have provided continued good results for Civista. Additionally, the recovery we received on the payoff of the non-performing loan shows the benefit of our continued efforts to work with our customers. “ said James O. Miller, Chairman, President and CEO of Civista.

Results of Operations:

Net interest income for the second quarter of 2016 increased $1.0 million, or 8.6% compared to the same period of 2015 and for the six months ended June 30 increased $2.3 million, or 10.3%, when compared to the same period of 2015. The increase in net interest income for the quarter was primarily due to the recovery of interest income from the payoff of a non-performing loan. For the three and six-month periods ended June 30, an increase in average loans outstanding also contributed to the increase in interest income compared to 2015. Tax equivalent net interest margin was 4.13% for the second quarter, compared to 3.96% for the same period a year ago and 3.81% for the six months ended June 30, 2016 and 2015. Year-to-date net interest margin was reduced in both periods due to the impact of additional interest-earning cash on deposit related to the tax refund processing program. The impact of the interest recovery on the non-performing loan payoff was 28 basis points and 13 basis points, for the three and six-month periods, respectively. Year-to-date average cash related to the tax refund processing program 2016 and 2015 was $139 million and $73 million, respectively. The reduction to net interest margin due to the additional cash from the tax refund processing program was 38 basis points in 2016 and 22 basis points in 2015.

Summary Average Balance Sheet

(Tax-equivalent basis / dollars in thousands)

	Six months ended June 30,
	2016			2015
	Average balance	Interest	Yield / rate	Average balance	Interest	Yield / rate
Assets
Loans	$1,008,203	$23,487	4.69%	$959,474	$21,516	4.53%
Securities	213,528	2,937	3.54%	211,548	2,893	3.50%
Interest-bearing deposits	149,046	367	0.50%	79,794	94	0.24%

Total interest earning assets	$1,370,777	$26,791	4.05%	$1,250,816	$24,503	4.08%

Liabilities
Int-bearing demand and savings	$559,901	$227	0.08%	$540,336	$207	0.08%
Time deposits	205,949	747	0.73%	228,846	868	0.76%
FHLB advances and other borrowings	80,086	642	1.61%	78,351	597	1.54%

Total interest-bearing liabilities	$845,936	$1,616	0.38%	$847,533	$1,672	0.40%

Noninterest-bearing deposits	$516,738			$379,786

Net interest income and interest rate spread		$25,175	3.67%		$22,831	3.68%
Net interest margin			3.81%			3.81%

Summary Average Balance Sheet

(Tax-equivalent basis / dollars in thousands)

	Three months ended June 30,
	2016			2015
	Average balance	Interest	Yield / rate	Average balance	Interest	Yield / rate
Assets
Loans	$1,015,687	$12,170	4.82%	$991,487	$11,270	4.56%
Securities	215,059	1,482	3.56%	211,553	1,436	3.45%
Interest-bearing deposits	70,355	87	0.50%	43,691	34	0.31%

Total interest earning assets	$1,301,101	$13,739	4.38%	$1,246,731	$12,740	4.23%

Liabilities
Int-bearing demand and savings	$563,561	$114	0.08%	$555,144	$109	0.08%
Time deposits	202,347	371	0.74%	233,047	424	0.73%
FHLB advances and other borrowings	68,445	314	1.84%	72,687	291	1.60%

Total interest-bearing liabilities	$834,353	$799	0.39%	$860,878	$824	0.38%

Noninterest-bearing deposits	$425,390			$345,241

Net interest income and interest rate spread		$12,940	3.99%		$11,916	3.85%
Net interest margin			4.13%			3.96%

The provision for loan losses for the second quarter and six months ended June 30, 2016 is negative $1.3 million due to ongoing improvement in the loan portfolio and recognition of a significant recovery due to the resolution of a nonperforming loan relationship that paid off, generating a $1.3 million recovery. The provision for the three and six-month periods ended June 30, 2015 was $400 thousand and $800 thousand, respectively.

During the quarter, noninterest income totaled $4.1 million, an increase of $423 thousand, or 11.6%, compared to the prior year’s second quarter. Year-to-date noninterest income totaled $9.3 million, an increase of $1.3 million, or 15.9%, compared to the prior year’s first six months.

Noninterest income

(dollars in thousands)	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015
Service charges	$1,391	$1,170	$2,520	$2,225
Net gain on sale of securities	6	—	1	—
Net gain on sale of loans	406	415	800	619
ATM fees	535	515	1,043	964
Trust fees	666	734	1,300	1,501
Tax refund processing fees	550	400	2,750	2,000
Other	521	418	921	744

Total noninterest income	$4,075	$3,652	$9,335	$8,053

Service charge income increased $221 thousand and $295 thousand in the three and six-month periods, respectively, primarily due to a large new customer relationship. Gain on sale of loans decreased $8 thousand for the three-month period ended June 30. The second quarter of 2015 included a $78 thousand gain on the sale of an SBA loan. Gain on sale of loans increased $181 thousand for the six-month period due to additional volume of loans sold as well as an increase in the premium on loans sold. Trust fees decreased $68 thousand and $201 thousand for the three and six-month periods, respectively, due to a decrease in trust assets. Tax refund processing fees increased $150 thousand and $750 thousand in the three and six-month periods, respectively, due to a higher contract fee to compensate for an increase in the volume of refunds processed.

During the quarter, noninterest expense totaled $11.1 million, an increase of $117 thousand, or 1.1%, compared to the prior year’s second quarter. Year-to-date noninterest expense increased $420 thousand, or 2.0%, when compared to the six months of 2015.

Noninterest expense

(dollars in thousands)	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015
Salaries, Wages and benefits	$6,354	$5,809	$12,678	$11,708
Net occupancy and equipment	1,038	980	1,965	1,967
Contracted data processing	395	545	750	993
Taxes and assessments	419	442	889	918
Professional services	517	663	1,019	1,119
Amortization of intangible assets	172	192	355	334
Marketing	275	308	561	544
Other	1,880	1,994	3,740	3,954

Total noninterest expense	$11,050	$10,933	$21,957	$21,537

Salaries, wages and benefits expense increased $545 thousand for the second quarter and $970 thousand for the six-month period ending June 30, 2016. The increases in salaries, wages and benefits expense for both periods were primarily due to the addition of TCNB employees, normal merit increases, increased insurance expense and increased incentive expense. Contracted data processing and professional fees decreased for the three and six-month periods ended June 30, 2016. These decreases were primarily due to expenses related to the acquisition of TCNB in 2015. Overall acquisition related expenses included in the six months ended June 30, 2015 approximate $390 thousand.

The efficiency ratio improved to 61.4% during 2016 compared to 67.2% for 2015. The improvement in the efficiency ratio is due to the increase in net interest income, including the $920 thousand recovered interest income, as well as the increase in noninterest income, partially offset by a modest increase in noninterest expense.

Mr. Miller continued, “While we have had success increasing revenues, the success we have had in minimizing costs is also important in our increase in net income. We were successful in limiting the increase of costs to 2% for the comparable six-month periods.”

Balance Sheet

Total assets increased $44.9 million, or 3.4%, from December 31, 2015 to June 30, 2016, due primarily to loan growth.

Total loans increased $27.4 million or 2.7% from December 31, 2015 to June 30, 2016. The increase in total loans is primarily due to increased Commercial Real Estate – Non-owner Occupied and Residential Real Estate.

End of period loan balances

(dollars in thousands)

	June 30, 2016	December 31, 2015
Commercial and Agriculture	$126,540	$124,402
Commercial Real Estate – Owner Occupied	167,894	167,897
Commercial Real Estate – Non-owner Occupied	369,876	348,439
Residential Real Estate	245,941	236,338
Real Estate Construction	56,274	58,898
Farm Real Estate	43,289	46,993
Consumer and Other	19,108	18,560

Total Loans	$1,028,922	$1,001,527

Total deposits increased $63.0 million, or 6.0%, from December 31, 2015 to June 30, 2016, due primarily to the additional cash balances related to the tax refund processing program. Total tax refund processing related deposits were $68.9 million on June 30, 2016, compared to $22.1 million at year-end.

End of period deposit balances

(dollars in thousands)

	June 30, 2016	December 31, 2015
Noninterest-bearing demand	$353,386	$300,615
Interest-bearing demand	190,434	176,303
Savings and money market	373,453	364,067
Time deposits	197,734	211,048

Total Deposits	$1,115,007	$1,052,033

Total shareholder’s equity increased $11.0 million, or 8.8%, from December 31, 2015 to June 30, 2016 primarily due to increased retained earnings of $8.3 million and a $2.3 million increase in other comprehensive income related to unrealized gains in the investment portfolio.

Asset Quality

Nonperforming assets at June 30, 2016 were $13.8 million, a $528 thousand increase from December 31, 2015. This increase is in restructured loans where we elected to work with customers to rewrite certain loans to address the economic headwinds. The Company recorded net recoveries of $1.4 million for the second quarter of 2016 compared to net charge-offs of $400 thousand for the same period of 2015. Year-to-date, net recoveries were $1.5 million for 2016 compared to net charge-offs of $361 thousand for the same period of 2015.

Non-performing Assets

(dollars in thousands)	June 30, 2016	December 31, 2015
Non-accrual loans	$9,343	$9,890
Restructured loans	4,378	3,294

Total non-performing loans	13,721	13,184
Other Real Estate Owned	107	116

Total non-performing assets	$13,828	$13,300

Civista Bancshares, Inc. is a $1.4 billion financial holding company headquartered in Sandusky, Ohio. The Company’s banking subsidiary, Civista Bank, operates 28 locations in North Central, West Central and Southwestern Ohio.

Civista Bancshares, Inc. may be accessed at www.civb.com. The Company’s common shares are traded on the NASDAQ Capital Market under the symbol “CIVB”. The Company’s depositary shares, each representing a 1/40th ownership interest in a Series B Preferred Share, are traded on the NASDAQ Capital Market under the symbol “CIVBP”.

This press release may contain forward-looking statements regarding the financial performance, business prospects, growth and operating strategies of Civista. For these statements, Civista claims the protections of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements in this press release should be considered in conjunction with the other information available about Civista, including the information in the filings we make with the Securities and Exchange Commission. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance. Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include risk factors relating to the banking industry and the other factors detailed from time to time in Civista’ reports filed with the Securities and Exchange Commission, including those described in “Item 1A Risk Factors” of Part I of Civista’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015. Undue reliance should not be placed on the forward-looking statements, which speak only as of the date hereof. Civista does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.

For additional information, contact:

James O. Miller

Chairman, President and CEO

Civista Bancshares, Inc.

888-645-4121

Civista Bancshares, Inc.

Financial Highlights

(dollars in thousands, except share amounts)

Consolidated Condensed Statement of Income

	Three Months Ended June 30, (unaudited)		Six Months Ended June 30, (unaudited)
	2016	2015	2016	2015

Interest income	13,739	12,740	26,791	24,503
Interest expense	799	824	1,616	1,672

Net interest income	12,940	11,916	25,175	22,831
Provision for loan losses	(1,300)	400	(1,300)	800

Net interest income after provision	14,240	11,516	26,475	22,031
Noninterest income	4,075	3,652	9,335	8,053
Noninterest expense	11,050	10,933	21,957	21,537

Income before taxes	7,265	4,235	13,853	8,547
Income tax expense	2,084	1,113	3,947	2,255

Net income	5,181	3,122	9,906	6,292
Preferred stock dividends	391	391	782	795

Net income available to common shareholders	4,790	2,731	9,124	5,497

Dividends per common share	$0.05	$0.05	$0.10	$0.10

Earnings per common share,
basic	$0.61	$0.35	$1.16	$0.70
diluted	$0.47	$0.29	$0.91	$0.58

Average shares outstanding,
basic	7,877,119	7,842,159	7,861,444	7,800,808
diluted	10,951,521	10,921,824	10,937,768	10,914,788

Selected financial ratios:
Return on average assets	1.48%	0.94%	1.31%	0.93%
Return on average equity	15.75%	10.50%	15.37%	10.74%
Dividend payout ratio	7.60%	12.56%	7.94%	12.40%
Net interest margin (tax equivalent)	4.13%	3.96%	3.81%	3.81%

Selected Balance Sheet Items

	June 30, 2016	December 31, 2015
	(unaudited)	(unaudited)
Cash and due from financial institutions	$41,772	$35,561
Investment securities	200,643	196,249
Loans held for sale	5,167	2,698
Loans	1,028,922	1,001,527
Less allowance for loan losses	14,547	14,361

Net loans	1,014,375	987,166
Other securities	13,734	13,452
Fixed assets	16,711	16,944
Goodwill and other intangibles	29,186	29,504
Bank owned life insurance	24,255	20,104
Other assets	14,068	13,363

Total assets	$1,359,911	$1,315,041

Total deposits	$1,115,007	$1,052,033
Federal Home Loan Bank advances	47,300	71,200
Securities sold under agreements to repurchase	17,725	25,040
Subordinated debentures	29,427	29,427
Accrued expenses and other liabilities	14,249	12,168
Total shareholders’ equity	136,203	125,173

Total liabilities and shareholders’ equity	$1,359,911	$1,315,041

Shares outstanding at period end	7,907,360	7,843,578

Book value per share	$14.43	$13.12
Tangible book value per share	10.74	9.36
Equity to asset ratio	10.02%	9.52%

Selected asset quality ratios:
Allowance for loan losses to total loans	1.41%	1.43%
Non-performing assets to total assets	1.02%	1.01%
Allowance for loan losses to non-performing loans	106.02%	108.93%

Non-performing asset analysis
Nonaccrual loans	$9,343	$9,890
Troubled debt restructurings	4,378	3,294
Other real estate owned	107	116

Total	$13,828	$13,300

Average Balance Analysis

(Unaudited – Dollars in thousands except share data)

	Six Months Ended June 30,
	2016			2015
	Average balance	Interest	Yield / rate *	Average balance	Interest	Yield / rate *
Assets:
Interest-earning assets:
Loans	$1,008,203	$23,487	4.69%	$959,474	$21,516	4.53%
Taxable securities	138,517	1,622	2.39%	141,420	1,629	2.37%
Non-taxable securities	75,011	1,315	5.67%	70,128	1,264	5.78%
Interest-bearing deposits in other banks	149,046	367	0.50%	79,794	94	0.24%

Total interest-earning assets	$1,370,777	26,791	4.05%	$1,250,816	24,503	4.08%

Noninterest-earning assets:
Cash and due from financial institutions	76,208			46,515
Premises and equipment, net	16,801			15,537
Accrued interest receivable	4,327			4,225
Intangible assets	29,366			27,513
Other assets	9,876			9,877
Bank owned life insurance	22,506			19,737
Less allowance for loan losses	(14,562)			(14,520)

Total Assets	$1,515,299			$1,359,700

Liabilities and Shareholders Equity:
Interest-bearing liabilities:
Demand and savings	$559,901	$227	0.08%	$540,336	$207	0.08%
Time	205,949	747	0.73%	228,846	868	0.76%
FHLB	28,537	201	1.42%	30,179	215	1.44%
Subordinated debentures	29,427	430	2.94%	29,427	373	2.56%
Repurchase Agreements	22,122	11	0.10%	18,745	9	0.10%

Total interest-bearing liabilities	$845,936	1,616	0.38%	$847,533	1,672	0.40%

Noninterest-bearing deposits	516,738			379,786
Other liabilities	23,004			14,258
Shareholders’ Equity	129,621			118,123

Total Liabilities and Shareholders’ Equity	$1,515,299			$1,359,700

Net interest income and interest rate spread		$25,175	3.67%		$22,831	3.68%

Net interest margin			3.81%			3.81%

* – All yields and costs are presented on an annualized basis

Average Balance Analysis

(Unaudited – Dollars in thousands except share data)

	Three Months Ended June 30,
	2016			2015
	Average balance	Interest	Yield / rate *	Average balance	Interest	Yield / rate *
Assets:
Interest-earning assets:
Loans	$1,015,687	$12,170	4.82%	$991,487	$11,270	4.56%
Taxable securities	139,238	821	2.41%	140,943	796	2.31%
Non-taxable securities	75,821	661	5.66%	70,610	640	5.74%
Interest-bearing deposits in other banks	70,355	87	0.50%	43,691	34	0.31%

Total interest-earning assets	$1,301,101	13,739	4.38%	$1,246,731	12,740	4.23%

Noninterest-earning assets:
Cash and due from financial institutions	37,863			26,222
Premises and equipment, net	16,731			16,173
Accrued interest receivable	4,636			4,561
Intangible assets	29,286			29,164
Other assets	9,844			10,885
Bank owned life insurance	23,450			19,795
Less allowance for loan losses	(14,621)			(14,593)

Total Assets	$1,408,290			$1,338,938

Liabilities and Shareholders Equity:
Interest-bearing liabilities:
Demand and savings	$563,561	$114	0.08%	$555,144	$109	0.08%
Time	202,347	371	0.74%	233,047	424	0.73%
FHLB	18,636	91	1.96%	25,958	94	1.45%
Subordinated debentures	29,427	218	2.98%	29,427	193	2.63%
Repurchase Agreements	20,382	5	0.10%	17,302	4	0.09%

Total interest-bearing liabilities	$834,353	799	0.39%	$860,878	824	0.38%

Noninterest-bearing deposits	425,390			345,241
Other liabilities	16,280			13,607
Shareholders’ Equity	132,267			119,212

Total Liabilities and Shareholders’ Equity	$1,408,290			$1,338,938

Net interest income and interest rate spread		$12,940	3.99%		$11,916	3.85%

Net interest margin			4.13%			3.96%

* – All yields and costs are presented on an annualized basis

Supplemental Financial Information

(Unaudited – Dollars in thousands except share data)

	June 30,	March 31,	December 31,	September 30,	June 30,
End of Period Balances	2016	2016	2015	2015	2015

Assets
Cash and due from banks	$41,772	$214,407	$35,561	$33,619	$35,092
Securities available for sale	200,643	201,786	196,249	198,655	197,429
Loans held for sale	5,167	2,193	2,698	1,223	4,034
Loans	1,028,922	1,005,803	1,001,527	1,000,275	1,002,917
Allowance for loan losses	(14,547)	(14,433)	(14,361)	(14,760)	(14,707)

Net Loans	1,014,375	991,370	987,166	985,515	988,210
Other securities	13,734	13,550	13,452	13,324	13,261
Fixed assets	16,711	16,773	16,944	16,200	16,308
Goodwill and other intangibles	29,186	29,337	29,504	29,683	29,608
Bank owned life insurance	24,255	23,218	20,104	19,987	19,870
Other assets	14,068	14,262	13,363	15,125	13,460

Total Assets	$1,359,911	$1,506,896	$1,315,041	$1,313,331	$1,317,272

Liabilities
Total Deposits	$1,115,007	$1,279,780	$1,052,033	$1,055,959	$1,075,806
Federal Home Loan Bank advances	47,300	17,500	71,200	72,200	55,300
Securities sold under agreement to repurchase	17,725	24,272	25,040	20,887	17,460
Subordinated debentures	29,427	29,427	29,427	29,427	29,427
Accrued expenses and other liabilities	14,249	25,377	12,168	11,521	19,257

Total liabilities	1,223,708	1,376,356	1,189,868	1,189,994	1,197,250

Shareholders’ equity
Preferred shares, Series B	22,124	22,273	22,273	22,273	22,273
Common Stock	115,750	115,442	115,330	115,267	115,248
Accumulated earnings	13,640	9,242	5,300	2,884	414
Treasury stock	(17,235)	(17,235)	(17,235)	(17,235)	(17,235)
Accumulated other comprehensive income (loss)	1,924	818	(495)	148	(678)

Total shareholders’ equity	136,203	130,540	125,173	123,337	120,022

Total liabilities and shareholders’ equity	$1,359,911	$1,506,896	$1,315,041	$1,313,331	$1,317,272

Quarterly Average Balances
Assets:
Earning assets	$1,301,101	$1,440,453	$1,218,797	$1,230,249	$1,246,731
Securities	215,059	211,995	212,463	210,209	211,553
Loans	1,015,687	1,000,720	996,861	1,009,372	991,487
Liabilities and shareholders’ equity
Total deposits	$1,191,298	$1,373,875	$1,059,271	$1,073,930	$1,133,432
Interest-bearing deposits	765,908	765,790	756,422	773,625	788,191
Interest-bearing liabilities	68,445	91,724	111,481	111,797	72,687
Total shareholders’ equity	132,267	126,976	124,025	121,057	119,212

Supplemental Financial Information

(Unaudited – Dollars in thousands except share data)

	Three Months Ended
Income statement	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015

Total interest income	$13,739	$13,053	$12,976	$13,223	$12,740
Total interest expense	799	818	815	821	824

Net interest income	12,940	12,235	12,161	12,402	11,916
Provision for loan losses	(1,300)	—	—	400	400
Noninterest income	4,075	5,260	3,146	3,076	3,652
Noninterest expense	11,050	10,907	10,741	10,666	10,933

Income before taxes	7,265	6,588	4,566	4,412	4,235
Income tax expense	2,084	1,863	1,367	1,159	1,113

Net income	5,181	4,725	3,199	3,253	3,122
Preferred stock dividends	391	391	391	391	391

Net income available to common shareholders	$4,790	$4,334	$2,808	$2,862	$2,731

Common stock dividend paid	$392	$392	$392	$392	$392

Per share data
Basic net income per common share	$0.61	$0.55	$0.36	$0.36	$0.35
Diluted net income per common share	0.47	0.43	0.29	0.30	0.29
Dividends per common share	0.05	0.05	0.05	0.05	0.05
Average common shares outstanding – basic	7,877,119	7,845,768	7,843,578	7,843,578	7,842,159
Average common shares outstanding – diluted	10,951,521	10,924,013	10,921,823	10,921,823	10,921,824

Asset quality
Allowance for loan losses, beginning of period	$14,433	$14,361	$14,760	$14,707	$14,315
Charge-offs	(230)	(126)	(525)	(634)	(305)
Recoveries	1,644	198	126	287	297
Provision	(1,300)	—	—	400	400

Allowance for loan losses, end of period	$14,547	$14,433	$14,361	$14,760	$14,707

Ratios
Allowance to total loans	1.41%	1.43%	1.43%	1.48%	1.47%
Allowance to nonperforming assets	105.20%	93.12%	107.98%	102.90%	86.33%
Allowance to nonperforming loans	106.02%	93.46%	108.93%	106.57%	88.80%

Nonperforming assets
Nonperforming loans	$13,721	$15,443	$13,184	$13,851	$16,562
Other real estate owned	107	56	116	494	474

Total nonperforming assets	$13,828	$15,499	$13,300	$14,345	$17,036

Capital and liquidity
Tier 1 leverage ratio	9.85%	8.24%	9.96%	9.68%	9.38%
Tier 1 risk-based capital ratio	12.76%	12.52%	12.70%	12.47%	12.20%
Total risk-based capital ratio	14.01%	13.77%	13.96%	13.72%	13.45%
Tangible common equity ratio	6.38%	5.34%	5.71%	5.56%	5.29%